Exhibit 99.6

FORM OF NOMINEE HOLDER CERTIFICATION

MARSHALL EDWARDS, INC.

SUBSCRIPTION RIGHTS FOR THE EXERCISE OF UNITS CONSISTING OF

UP TO AN AGGREGATE OF [            ] SHARES OF MARSHALL EDWARDS, INC. COMMON

STOCK AND WARRANTS FOR THE PURCHASE OF UP TO AN AGGREGATE OF [            ]

SHARES OF COMMON STOCK

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PROSPECTUS OF

MARSHALL EDWARDS, INC., DATED [            ], 2012 (THE “PROSPECTUS”).

The undersigned, a broker, custodian bank, or other nominee holder (the “Nominee Holder”) of non-transferable subscription rights (the “Rights”) to purchase units (“Units”) consisting of shares of common stock, par value $0.00000002 per share (the “Common Stock”), and warrants to purchase additional shares of Common Stock of Marshall Edwards, Inc. (the “Company”) pursuant to the rights offering described and provided for in the Prospectus, hereby certifies to the Company, to Computershare, Inc., as subscription agent for the rights offering, and to Georgeson, Inc., as information agent for the rights offering, that the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the Rights to purchase the number of Units specified below under the Basic Subscription Right (as defined in the Prospectus), and on behalf of beneficial owners of rights who have exercised their Basic Subscription Right in full (after giving effect to any permitted distributions, as described in the Prospectus), the request to purchase the number of additional Units specified below pursuant to the Over-subscription Privilege (as defined in the Prospectus), the terms of which are described further in the Prospectus, listing separately each exercised Basic Subscription Right and any corresponding Over-subscription Privilege as to each beneficial owner for whom the Nominee Holder is acting hereby:

Number of Shares Owned on Record Date	Number of Units Subscribed For Under Basic Subscription Right	Number of Units Requested Under Over-subscription Privilege

Print Name of the Nominee Holder:

By:

Name:

Title:

Contact Phone Number:

Provide the following information, if applicable:

Depository Trust Company (“DTC”) Participant Number

Participant

By:

Name:

Title:

Contact Phone Number: